UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On April 28, 2005, Hersha Hospitality Trust, a real estate investment trust and owner of nationally franchised, upscale and mid-scale hotels, agreed to acquire a five-hotel portfolio in the Philadelphia and Wilmington metropolitan regions for approximately $48.9 million in cash. The acquisition consists of three Holiday Inn Expresses, a Marriott Courtyard and a McIntosh Inn. This acquisition is scheduled to close this summer and will add 480 rooms to Hersha’s portfolio. This portfolio acquisition was entered into in the form of four related definitive purchase agreements with affiliated sellers. Each definitive agreement is described in more detail below. After the closing, Hersha Hospitality Management, LP will operate each of the hotels.

Agreement to Acquire Courtyard by Marriott and McIntosh Inn of Wilmington

Hersha Hospitality Limited Partnership (HHLP), the operating partnership subsidiary of Hersha Hospitality Trust, entered into a Purchase and Sale Agreement ("Marriott/McIntosh Agreement") with McIntosh Inn of Wilmington, Inc., in connection with the sale and purchase of the land, improvements and certain personal property (the “Marriott/McIntosh Property”) of (i) the Courtyard by Marriott and (ii) the McIntosh Inn of Wilmington. The Marriott/McIntosh Agreement provides that HHLP will purchase the Marriott/McIntosh Property for a purchase price of approximately $16.8 million and contains customary representations, warranties and conditions to closing, including the condition that the franchisor must approve the transfer of the franchise license to HHLP or an affiliate.

Agreement to Acquire Holiday Inn Express Hotel & Suites - King of Prussia

HHLP entered into a Purchase and Sale Agreement (the "Prussia Agreement") with McIntosh Inn of King of Prussia, Inc., in connection with the sale and purchase of the land, improvements and certain personal property (the “Prussia Property”) of Holiday Inn Express Hotel & Suites - King of Prussia. The Prussia Agreement provides that HHLP will purchase the Prussia Property for a purchase price of approximately $16.1 million and contains customary representations, warranties and conditions to closing, including the condition that the franchisor must approve the transfer of the franchise license to HHLP or an affiliate.

Agreement to Acquire Holiday Inn Express of Frazer - Malvern

HHLP also entered into a Purchase and Sale Agreement (the "Malvern Agreement") with McIntosh Inn of Malvern, Inc., in connection with the sale and purchase of the land, improvements and certain personal property (the “Malvern Property”) of Holiday Inn Express of Frazer - Malvern. The Malvern Agreement provides that HHLP will purchase the Malvern Property for a purchase price of approximately $8.2 million and contains customary representations, warranties and conditions to closing, including the condition that the franchisor must approve the transfer of the franchise license to HHLP or an affiliate.

Agreement to Acquire Holiday Inn Express of Langhorne - Oxford Valley

HHLP entered into a Purchase and Sale Agreement ("Oxford Valley Agreement") with McIntosh Inn of Oxford Valley, Inc., in connection with the sale and purchase of the land, improvements and certain personal property (the “Oxford Valley Property”) of Holiday Inn Express of Langhorne - Oxford Valley. The Oxford Valley Agreement provides that HHLP will purchase the Oxford Valley Property for a purchase price of approximately $7.8 million and contains customary representations, warranties and conditions to closing, including the condition that the franchisor must approve the transfer of the franchise license to HHLP or an affiliate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 3, 2005	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer